  EXHIBIT 10.1(e)

5th Amendment to Merger and Reorganization Agreement

Merger and Reorganization Agreement is amended as follows:

Article 5(e)(10) is amended and date is extended from September 30, 2023 to December 31, 2023.

Dated: September 20, 2023

Signed by:

Dana Green

President

GlobalTech Corporation

Babar Ali Syed

President

WorldCall Holding Inc.